Exhibit 3.3

BYLAWS OF

DIPEXIUM PHARMACEUTICALS, INC.

(a Delaware Corporation)

(adopted effective as of                   , 2014)

ARTICLE 1

OFFICES

SECTION 1.1.                  Principal Office.  The principal offices of the Dipexium Pharmaceuticals, Inc., a Delaware corporation (the “Corporation”) shall be in such location as the Board of Directors of the Corporation (the “Board of Directors”) may determine.

SECTION 1.2.                  Other Offices. The Corporation may also have offices at such other places both within and without the State of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE 2

MEETINGS OF STOCKHOLDERS

SECTION 2.1.                  Place of Meeting; Chairman.  All meetings of stockholders shall be held at such place, either within or without the State of Delaware, as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting.  The Chairman of the Board of the Corporation (the “Chairman of the Board”) or any other person specifically designated by the Board of Directors shall act as the Chairman for any meeting of stockholders of the Corporation.  The Chairman of the Board (or his or her designee) shall have full authority to control the process of any stockholder meeting, including, without limitation, determining whether any proposals or nominations were properly brought before such meeting, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting, limitations on participation in such meeting to stockholders of record of the Corporation and their duly authorized and constituted proxies and such other persons as the Chairman of the Board (or his or her designee) shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, requiring ballots by written consent (except as limited by the Certificate of Incorporation of the Corporation, as amended (the “Certificate of Incorporation”), or by the Delaware General Corporation Law (“DGCL”), limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot.

SECTION 2.2.                  Annual Meetings.  The annual meeting of stockholders of the Corporation shall be held at such date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting, subject to any postponement in the Board of Directors’ sole discretion, upon notice of such postponement given in any manner deeded reasonable by the Board of Directors.

SECTION 2.3.                  Special Meetings.  Special meetings of the stockholders of the Corporation, for any purpose or purposes, unless otherwise proscribed by the DGCL or by the Certificate of Incorporation,  may be called exclusively by: (i) the Chairman of the Board or the Chief Executive Officer, President or other executive officer of the Corporation, (ii) an action of the Board of Directors or (iii) request in writing of the stockholders of record, and only of record, owning not less than sixty-six and two-thirds percent (66 2/3%) of the entire capital stock of the Corporation issued and outstanding and entitled to vote.  Such request shall state the purpose or purposes of the proposed meeting.  The officers or directors shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

SECTION 2.4.                  Notice of Meeting.  Written notice of the annual and each special meeting of stockholders of the Corporation, stating the time, place and purpose or purposes thereof, and the means of remote communications, if any, by which stockholders or proxy holders may be deemed to be present in person and able to vote at such meeting, shall be given to each stockholder entitled to vote thereat, not less than ten (10) nor more than sixty (60) days before the meeting and shall be signed by the Chairman of the Board, the President or the Secretary of the Corporation (the “Secretary”).  The Board of Directors may postpone a special meeting in its sole discretion in any manner it deems reasonable.

SECTION 2.5.                  Business Conducted at Meetings.

Section 2.5.1                          (a) At any meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting.  To be properly brought before a meeting, business must be:

(i)                                     specified in the notice of meeting (or any supplement thereto provided within the notice period specified in Section 2.4) given by or at the direction of the Chairman of the Board, the President or the Board of Directors;

(ii)                                  otherwise properly brought before the meeting by or at the direction of the Board of Directors; or

(iii)                               otherwise properly brought before the meeting by any stockholder of the Corporation (subject to Section 2.3 and 2.5.1(b) of these Bylaws) who (A) is a stockholder of record on the date of the giving of the notice provided for in this Section 2.5 and on the record date for the determination of stockholders entitled to notice of and to vote at the meeting and (B) complies with the advance notice procedures set forth in this Section 2.5.

(b)                                 Except for proposals properly made in accordance with Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and included in the Corporation’s notice of meeting, the foregoing clause 2.5.1(a)(iii) shall be the exclusive means for a stockholder to propose business to be brought before an annual or special meeting of stockholders, provided that in the case of a special meeting of stockholders, the item of business is presented by the requisite number of stockholders of the Corporation in accordance with Section 2.3 of these Bylaws.  Stockholders seeking to nominate persons for election to the Board of Directors must comply with Section 2.6.2 hereof and this Section 2.5.1 shall not be applicable to director nominations.

(c)                                  In addition to any other applicable requirements set forth in these Bylaws, the U.S. federal securities laws or otherwise, for business to be properly brought before a meeting called by stockholders, such stockholder(s) must have given timely notice thereof in writing to the Secretary.  Any special meeting of the Corporation proposed to be called by a stockholder or stockholders in such capacity shall not be required to be held: (i) with respect to any matter, within 12 months after any annual or special meeting of stockholders at which the same matter was included on the agenda, or if the same matter will be included on the agenda at an annual meeting to be held within 90 days after the receipt by the Corporation of such request (the election or removal of directors to be deemed the same matter with respect to all matters involving the election or removal of directors) or (ii) if the purpose of the special meeting is not a lawful purpose or if such request violates applicable law. A stockholder may revoke a request for a special meeting at any time by written revocation delivered to the Secretary, and if, following such revocation, there are un-revoked requests from stockholders holding in the aggregate less than the requisite number of shares entitling the stockholders to request the calling of a special meeting, the Board of Directors, in its discretion, may cancel the special meeting.  If none of the stockholders who submitted the request for a special meeting appears or sends a qualified representative to present the nominations proposed to be presented or other business proposed to be conducted at the special meeting, the Corporation need not present such nominations or other business for a vote at such meeting.

Section 2.5.2                          To be timely, a stockholder’s notice of a proposal to be included at an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred twenty (120) days prior to the annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than sixty (60) days after the anniversary of the preceding year’s annual meeting, to be timely, notice by the stockholder must be so received not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the annual meeting is first given or made (which shall include the making of any and all filings of the Corporation made on the EDGAR system of the U.S. Securities and Exchange Commission (“SEC”) or any similar public database maintained by the SEC, whichever first occurs).  In the case of a special meeting of stockholders, notice must be provided not later than the close of business on the tenth (10th) day following the day on which public disclosure of the date of the special meeting is first given or made.

Section 2.5.3                          A record stockholders’ notice to the Secretary shall set forth in writing as to each matter the stockholder(s) propose to bring before the meeting: (a) a detailed description of the business desired to be brought before the meeting and the reasons for proposing such business, including the complete text of any resolutions, bylaws or certificate of incorporation amendments proposed for consideration, (b) the name and address, as they appear on the Corporation’s books, of the stockholders proposing such business, (c) the class and number of shares of the Corporation which are owned directly or indirectly of record and directly or indirectly beneficially owned by the stockholders and each of its affiliates (within the meaning of Rule 144 promulgated under the Securities Act of 1933, as amended, or any successor rule thereto (“Rule 144”)), including any shares of the Corporation owned or controlled via derivatives, synthetic securities, hedged positions and other economic and voting mechanisms, (d) any material interest of the stockholders in such proposed business and any agreements or understandings to which such stockholders are a party which relate in any way, directly or indirectly, to the proposed business to be conducted, including a description of all arrangements or understandings between such stockholder and any other person or persons (including their names), (e) a representation as to whether or not such stockholder intends to solicit proxies; (f) a representation as to whether or not such stockholder intends to appear in person or by proxy at the applicable meeting, (g) any pending or threatened litigation in which such stockholder is a party or material participant involving the Corporation or any of its officers or directors, or any affiliate of the Corporation, and (g) such other information regarding the stockholder in his, her or its capacity as a proponent of a stockholder proposal that would be required to be disclosed in a proxy statement or other filing with the SEC required to be made in connection with the contested solicitation of proxies pursuant to the SEC’s proxy rules.

Section 2.5.4                          Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at a meeting except in accordance with the procedures set forth in this Section 2.5.  The Chairman of the meeting shall, in his or her sole discretion, determine and declare to the meeting whether or not any business was properly brought before the meeting.  Any such business not properly brought before the meeting shall not be transacted.  If and to the extent that shares of the Corporation’s capital stock is registered under or the Corporation is otherwise subject to the reporting requirements of the Exchange Act, nothing in this Section 2.5 shall affect the right of a stockholder to request inclusion of a proposal in the Corporation’s proxy statement to the extent that such right is provided by an applicable rule of the SEC.  Notwithstanding the foregoing, the advance notice provisions of these Bylaws shall apply to all stockholder proposals regardless of whether such proposal is sought to be included in the Corporation’s proxy statement or in a separate proxy statement.

SECTION 2.6.                  Nomination of Directors.  Nomination of candidates for election as directors of the Corporation at any meeting of stockholders called for the election of directors, in whole or in part (an “Election Meeting”), must be made by the Board of Directors or by any stockholder entitled to vote at such Election Meeting, in accordance with the following procedures.

Section 2.6.1.                       Nominations made by the Board of Directors shall be made at a meeting of the Board of Directors or by written consent of the directors in lieu of a meeting prior to the date of the Election Meeting.  At the request of the Secretary, and if and to the extent that shares of the Corporation’s capital stock is registered under or the Corporation is otherwise subject to the reporting requirements of the Exchange Act, each proposed nominee nominated by the Board of Directors shall provide the Corporation with such information concerning himself or herself as is required, under the rules of the SEC and any applicable securities exchange, to be included in the Corporation’s proxy statement soliciting proxies for his or her election as a director.

Section 2.6.2.                       The exclusive means by which a stockholder may nominate a director shall be by delivery of a notice to the Secretary, not less than sixty (60) days prior to the date of an Election Meeting, setting forth: (a) the name, age, business address and the primary legal residence address of each nominee proposed in such notice, (b) the principal occupation or employment of such nominee, (c) the number of shares of capital stock of the Corporation which are owned directly or indirectly of record and directly or indirectly beneficially owned by the nominee and each of its affiliates (within the meaning of Rule 144), including any shares of the Corporation owned or controlled via derivatives, hedged positions and other economic and voting mechanisms, (d) any material agreements, understandings or relationships, including financial transactions and compensation, between the nominating stockholder and the proposed nominees and (d) such other information concerning each such nominee as would be required, under the rules of the SEC, in a proxy statement soliciting proxies in a contested election of such nominees.  Such notice shall include a signed consent of each such nominee to serve as a director of the Corporation, if elected.  In addition, any stockholder nominee, to be validly nominated, shall submit to the Secretary the questionnaire required pursuant to Section 2.6.3 of these Bylaws.  A stockholder intending to nominate one or more candidates for election as directors must comply with the advance notice bylaw provisions specifically applicable to the nomination of candidates for election as directors for such nomination to be properly brought before the meeting.

Section 2.6.3                          To be eligible to be a director nominee nominated by a stockholder or stockholders for election or reelection as a director of the Corporation, such nominee must deliver (in accordance with the time periods prescribed for delivery of notice under Section 2.6.2 of these Bylaws) to the Secretary at the principal executive offices of the Corporation a written questionnaire (the “Questionnaire”) with respect to the background, qualification and experience of such person and the background of any other person or entity on whose behalf the nomination is being made (which questionnaire shall be in the form approved by the Corporation and provided by the Secretary or such Secretary’s designee) and a written representation and agreement that such person: (a) will abide by the requirements of these Bylaws and the Certificate of Incorporation as in effect at the time of their nomination and as validly amended, (b) is not and will not become a party to (1) any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or (2) any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a director of the Corporation, with such person’s fiduciary duties under applicable law, (c) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a director that has not been disclosed therein, and (d) in such person’s individual capacity and on behalf of any person or entity on whose behalf the nomination is being made, would be in compliance, if elected as a director of the Corporation, and will comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.  If, prior to the Election Meeting, there is a change in any information set forth on the Questionnaire, then such director candidate shall promptly notify the Secretary by submitting a revised Questionnaire.

Section 2.6.4.                       In the event that a person is validly designated by the Board of Directors as a nominee in accordance with this Section 2.6 and shall thereafter become unable or willing to stand for election to the Board of Directors, the Board of Directors may designate a substitute nominee who meets all applicable standards under these Bylaws.

Section 2.6.5.                       If the Chairman of the Election Meeting determines that a nomination was not made in accordance with the foregoing procedures, such nomination shall be void.

SECTION 2.7.                  Quorum; Adjournment.

Section 2.7.1                          The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote thereat, present in person or represented by proxy (provided the proxy has authority to vote on at least one matter at such meeting), shall constitute a quorum at any meeting of stockholders for the transaction of business, except when stockholders are required to vote by class, in which event a majority of the issued and outstanding shares of the appropriate class shall be present in person or by proxy (provided the proxy has authority to vote on at least one matter at such meeting) in order to constitute a quorum as to such class vote, and except as otherwise provided by the DGCL or by the Certificate of Incorporation.  The stockholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment, notwithstanding the withdrawal of enough stockholders to have less than a quorum if any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum.

Section 2.7.2                          Notwithstanding any other provision of the Certificate of Incorporation or these Bylaws, at any annual or special meeting of stockholders of the Corporation, whether or not a quorum is present, the Chairman of the Board or the person presiding as Chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, whether or not a quorum shall be present or represented.  If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting in accordance with Section 2.4 of these Bylaws.  At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 2.8.                  Voting; Proxies.

Section 2.8.1                          Except as provided for below or by applicable law, rule or regulation, when a quorum is present at any meeting of the stockholders, any action by the stockholders on a matter except the election of directors shall be approved if approved by the majority of the votes cast.  Except as provided below with respect to Contested Elections, each nominee for director shall be elected by the majority of the votes cast (which includes votes withheld) with respect to that nominee’s election at any meeting for the election of directors at which a quorum is present.  Directors shall be elected by a plurality of the votes cast in any Contested Election.  For purposes of these Bylaws, a “Contested Election” means an election of directors with respect to which, as of five days prior to the date the Corporation first mails the notice of meeting for such meeting to stockholders, there are more nominees for election than positions on the Board of Directors to be filled by election at the meeting.  In determining the number of votes cast in a Contested Election, abstentions and broker non-votes, if any, will not be treated as votes cast.  The provisions of this paragraph will govern with respect to all votes of stockholders except as otherwise provided for in the Certificate of Incorporation or by a specific statutory provision superseding the provisions of these Bylaws.

Section 2.8.2                          Every stockholder having the right to vote shall be entitled to vote in person, or by proxy: (a) appointed by an instrument in writing subscribed by such stockholder or by his or her duly authorized attorney or (b) authorized by the transmission of an electronic record by the stockholder to the person who will be the holder of the proxy or to a firm which solicits proxies or like agent who is authorized by the person who will be the holder of the proxy to receive the transmission subject to any procedures the Board of Directors may adopt from time to time to determine that the electronic record is authorized by the stockholder; provided, however, that no such proxy shall be valid after the expiration of six (6) months from the date of its execution, unless coupled with an interest, or unless the person executing it specifies therein the length of time for which it is to continue in force, which in no case shall exceed seven (7) years from the date of its execution.  If such instrument or record shall designate two (2) or more persons to act as proxies, unless such instrument shall provide the contrary, a majority of such persons present at any meeting at which their powers thereunder are to be exercised shall have and may exercise all the powers of voting or giving consents thereby conferred, or if only one (1) be present, then such powers may be exercised by that one (1).  Unless required by the DGCL or determined by the Chairman of the meeting to be advisable, the vote on any matter need not be by written ballot.  No stockholder shall have cumulative voting rights.

SECTION 2.9.                  Consent of Stockholders.  Whenever the vote of the stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, the meeting and vote of stockholders may be dispensed with if stockholders, having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, consent in writing to such corporate action being taken; provided, that in no case shall the written consent be by the holders of stock having less than the minimum percentage of the vote required by the DGCL.  Any action by consent of the stockholders pursuant to this Section 2.9 must follow the notice and timing procedures of Section 2.5 applicable to any business to be conducted at a stockholder meeting.  Further, upon the request of a stockholder to conduct a consent solicitation, the Board of Directors shall adopt a resolution fixing a record date within ten (10) days of the date on which a request therefor is received, provided that such record date shall not be more than ten (10) days after the date of the adoption of such resolution.

SECTION 2.10.  Voting of Stock of Certain Holders.  Shares standing in the name of another entity, domestic or foreign, may be voted by such officer, agent or proxy as the governing documents of such entity may prescribe, or in the absence of such provision, as the Board of Directors or governing body of such entity may determine.  Shares standing in the name of a deceased person may be voted by the executor or administrator of such deceased person, either in person or by proxy.  Shares standing in the name of a guardian, conservator or trustee may be voted by such fiduciary, either in person or by proxy, but no such fiduciary shall be entitled to vote shares held in such fiduciary capacity without a transfer of such shares into the name of such fiduciary.  Shares outstanding in the name of a receiver may be voted by such receiver.  A stockholder whose shares are pledged shall be entitled to vote such shares, unless in the transfer by the pledgor on the books of the Corporation, he or she has expressly empowered the pledgee to vote thereon, in which case only the pledgee, or his or her proxy, may represent the stock and vote thereon.

SECTION 2.11.           Treasury Stock.  The Corporation shall not vote, directly or indirectly, shares of its own stock owned by it; and such shares shall not be counted in determining the total number of outstanding shares.

SECTION 2.12.  Fixing Record Date.  The Board of Directors may fix in advance a date for any meeting of stockholders (which date shall not be more than sixty (60) nor less than ten (10) days preceding the date of any such meeting of stockholders), a date for payment of any dividend or distribution, a date for the allotment of rights, a date when any change or conversion or exchange of capital stock shall go into effect, or a date in connection with obtaining a consent of stockholders (which date shall not precede or be more than ten (10) days after the date the resolution setting such record date is adopted by the Board of Directors), in each case as a record date (the “Record Date”) for the determination of the stockholders entitled to notice of, and to vote at, any such meeting and any adjournment thereof, to receive payment of any such dividend or distribution, to receive any such allotment of rights, to exercise the rights in respect of any such change, conversion or exchange of capital stock, or to give such consent, as the case may be.  In any such case such stockholders and only such stockholders as shall be stockholders of record on the Record Date shall be entitled to such notice of and to vote at any such meeting and any adjournment thereof, to receive payment of such dividend or distribution, to receive such allotment of rights, to exercise such rights, or to give such consent, as the case may be, notwithstanding any transfer of any stock on the books of the Corporation after any such Record Date.

SECTION 2.13. Inspectors . The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof.  If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors.  In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat.  Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability.  The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders.  On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

ARTICLE 3

BOARD OF DIRECTORS

SECTION 3.1.                  Powers.  The business, properties and affairs of the Corporation shall be managed by, or under the direction of, its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the Certificate of Incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.  Subject to compliance with the provisions of the DGCL, the powers of the Board of Directors shall include the power to make a liquidating distribution of the assets, and wind up the affairs of, the Corporation.

SECTION 3.2.                  Number, Qualifications Term.

Section 3.2.1                          The number of directors which shall constitute the whole Board of Directors shall be not less than one (1) and not more than eleven (11).  Within such limitations, the number of the directors of the Corporation shall be determined solely in the discretion of the Board of Directors.  Directors need not be residents of Delaware or stockholders of the Corporation.  Each director shall be at least eighteen (18) years of age.

Section 3.2.2                          Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier death, incapacity, resignation or removal.  No decrease in the number of directors shall shorten the term of any incumbent director.

SECTION 3.3.                  Vacancies, Additional Directors; Removal From Office; Resignation.  If any vacancy occurs in the Board of Directors caused by death, resignation, retirement, disqualification, removal from office or otherwise, or if any new directorship is created by an increase in the authorized number of directors, a majority of the directors then in office, though less than a quorum, or a sole remaining director, but not the stockholders of the Corporation, may choose a successor or fill the newly created directorship.  Any director so chosen shall hold office for the unexpired term of his or her predecessor in his or her office and until his or her successor shall be elected and qualified, unless sooner displaced.  No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.  A director may be removed from his or her position by the Board of Directors with or without cause.  The stockholders of the Corporation may only remove a member of the Board of Directors for cause, which removal shall only occur at a meeting of the stockholders, duly called, by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the stockholders entitled to vote thereat.  Any director may resign or voluntarily retire upon giving written notice to the Chairman of the Board or the Board of Directors.  Such retirement or resignation shall be effective upon the giving of the notice, unless the notice specifies a later time for its effectiveness.  If such retirement or resignation is effective at a future time, the Board of Directors may elect a successor to take office when the retirement or resignation becomes effective.  For purposes of this Section 3.3, “cause” shall mean: (i) the director’s conviction or plea of nolo contendere of a serious felony involving (a) moral turpitude or (b) a violation of federal or state securities laws, but excluding any conviction based entirely on vicarious liability, (ii) the director’s commission of fraud or any material act of dishonesty resulting or intended to result in material personal gain or enrichment of such director at the expense of the Corporation or any of its subsidiaries and which act, if made the subject of criminal charges, would be reasonably likely to be charged as a felony, (iii) the willful failure by such director to perform, or the gross negligence of such director in performing, the duties of a director or (iv) the director being adjudged legally incompetent by a court of competent jurisdiction.

SECTION 3.4.                  Regular Meetings.  A regular meeting of the Board of Directors shall be held each year, without notice other than this Bylaw provision, at the place of, and immediately prior to and/or following, the annual meeting of stockholders; and other regular meetings of the Board of Directors shall be held during each year, at such time and place as the Board of Directors may from time to time provide by resolution, either within or without the State of Delaware, without other notice than such resolution.

SECTION 3.5.                  Special Meeting.  A special meeting of the Board of Directors may be called by the Chairman of the Board or by the President and shall be called by the Secretary on the written request of a majority of the directors.  The Chairman of the Board or President so calling, or the directors so requesting, any such meeting shall fix the time and any place, either within or without the State of Delaware, as the place for holding such meeting.

SECTION 3.6.                  Notice of Special Meeting.  Written notice (including via email) of special meetings of the Board of Directors shall be given to each director at least twenty-four (24) hours prior to the time of a special meeting.  Any director may waive notice of any meeting.  The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting solely for the purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting, except that notice shall be given with respect to any matter when notice is required by the DGCL.

SECTION 3.7.                  Quorum.  A majority of the Board of Directors then serving shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, and the act of a majority of the directors present at any meeting at which there is quorum shall be the act of the Board of Directors, except as may be otherwise specifically provided by the DGCL, by the Certificate of Incorporation or by these Bylaws.  If a quorum shall not be present at any meeting of the Board of Directors, the directors present thereat may adjourn the meeting, without notice other than announcement at the meeting, until a quorum shall be present.  A meeting at which a quorum is initially present may continue to transact business notwithstanding the withdrawal of directors, if any action taken is approved of by at least a majority of the required quorum for that meeting.

SECTION 3.8.                  Action Without Meeting. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof as provided in Article 4 of these Bylaws, may be taken without a meeting, if a written consent thereto is signed by all of the members of the Board of Directors or of such committee, as the case may be.  Evidence of any consent to action under this Section 3.8 may be provided in writing, including electronically via email or facsimile.

SECTION 3.9.                  Meeting by Telephone.  Any action required or permitted to be taken by the Board of Directors or any committee thereof may be taken by means of a meeting by telephone conference or similar communications method (including by means of the Internet) so long as all persons participating in the meeting can hear each other.  Any person participating in such meeting shall be deemed to be present in person at such meeting.

SECTION 3.10.           Compensation.  Directors, as such, may receive reasonable compensation for their services, which shall be set by the Board of Directors, and expenses of attendance at each regular or special meeting of the Board of Directors; provided, however, that nothing herein contained shall be construed to preclude any director from serving the Corporation in any other capacity and receiving additional compensation therefor.  Members of special or standing committees may be allowed like compensation for their services on committees.

SECTION 3.11.           Rights of Inspection.  Every director shall have the absolute right at any reasonable time to inspect and copy all books, records and documents of every kind and to inspect the physical properties of the Corporation and also of its subsidiary corporations, domestic or foreign. Such inspection by a director may be made in person or by agent or attorney and includes the right to copy and obtain extracts.

ARTICLE 4

COMMITTEES OF DIRECTORS

SECTION 4.1.                  Generally.  The Board of Directors may, by resolution passed by a majority of the whole Board of Directors, designate one or more additional special or standing committees, each such additional committee to consist of one or more of the directors of the Corporation.  Each such committee shall have and may exercise such of the powers of the Board of Directors in the management of the business and affairs of the Corporation as may be provided in such resolution, except as delegated by these Bylaws or by the Board of Directors to another standing or special committee or as may be prohibited by law.

SECTION 4.2.                  Committee Operations.  A majority of a committee shall constitute a quorum for the transaction of any committee business.  Such committee or committees shall have such name or names and such limitations of authority as provided in these Bylaws or as may be determined from time to time by resolution adopted by the Board of Directors.  The Corporation shall pay all expenses of committee operations.  The Board of Directors may designate one or more appropriate directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee.  In the absence or disqualification of any members of such committee or committees, the member or members thereof present at any meeting and not disqualified from voting, whether or not he, she or they constitute a quorum, may unanimously appoint another appropriate member of the Board of Directors to act at the meeting in the place of any absent or disqualified member.

SECTION 4.3.                  Minutes. Each committee of directors shall keep regular minutes of its proceedings and report the same to the Board of Directors when required.  The Corporation’s Secretary, any Assistant Secretary or any other designated person shall (a) serve as the Secretary of the special or standing committees of the Board of Directors of the Corporation, (b) keep regular minutes of standing or special committee proceedings, (c) make available to the Board of Directors, as required, copies of all resolutions adopted or minutes or reports of other actions recommended or taken by any such standing or special committee and (d) otherwise as requested keep the members of the Board of Directors apprised of the actions taken by such standing or special committees.

ARTICLE 5

NOTICE

SECTION 5.1.                  Methods of Giving Notice.

SECTION 5.1.1.  Notice to Directors or Committee Members.  Whenever under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, notice is required to be given to any director or member of any committee of the Board of Directors, personal notice is not required but such notice may be: (a) given in writing and mailed to such director or committee member, (b) sent by electronic transmission (including via e-mail) to such director or committee member, or (c) given orally or by telephone; provided, however, that any notice from a stockholder to any director or member of any committee of the Board of Directors must be given in writing and mailed to such director or member and shall be deemed to be given upon receipt by such director or member.  If mailed, notice to a director or member of a committee of the Board of Directors shall be deemed to be given when deposited in the United States mail first class, or by overnight courier, in a sealed envelope, with postage thereon prepaid, addressed, to such person at his or her business address.  If sent by electronic transmission, notice to a director or member of a committee of the Board of Directors shall be deemed to be given if by (i) facsimile transmission, when receipt of the fax is confirmed electronically, (ii) electronic mail, when delivered to an electronic mail address of the director or member, (iii) a posting on an electronic network together with a separate notice to the director or member of the specific posting, upon the later of (1) such posting and (2) the giving of the separate notice (which notice may be given in any of the manners provided above), or (iv) any other form of electronic transmission, when delivered to the director or member.

SECTION 5.1.2.  Notices to Stockholders.  Whenever under the provisions of the DGCL, the Certificate of Incorporation or these Bylaws, notice is required to be given to any stockholder, personal notice is not required but such notice may be given: (a) in writing and mailed to such stockholder, (b) by a form of electronic transmission consented to by the stockholder to whom the notice is given or (c) as otherwise permitted by the SEC.  If mailed, notice to a stockholder shall be deemed to be given when deposited in the United States mail in a sealed envelope, with postage thereon prepaid, addressed to the stockholder at the stockholder’s address as it appears on the records of the Corporation.  If sent by electronic transmission, notice to a stockholder shall be deemed to be given if by (i) facsimile transmission, when directed to a number at which the stockholder has consented to receive notice, (ii) electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, (iii) a posting on a website or an electronic network together with a separate notice to the stockholder of the specific posting, upon the later of (1) such posting and (2) the giving of the separate notice (which notice may be given in any of the manners provided above), or (iv) any other form of electronic transmission, when directed to the stockholder.

SECTION 5.2.                  Written Waiver.  Whenever any notice is required to be given by the DGCL, the Certificate of Incorporation or these Bylaws, a waiver thereof in a signed writing or sent by the transmission of an electronic record attributed to the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

SECTION 5.3.                  Consent.  Whenever all parties entitled to vote at any meeting, whether of directors or stockholders, consent, either by a writing on the records of the meeting or filed with the Secretary, or by presence at such meeting and oral consent entered on the minutes, or by taking part in the deliberations at such meeting without objection, the actions taken at such meeting shall be as valid as if had at a meeting regularly called and noticed.  At such meeting any business may be transacted which is not excepted from the written consent or to the consideration of which no objection for lack of notice is made at the time, and if any meeting be irregular for lack of notice or such consent, provided a quorum was present at such meeting, the proceedings of such meeting may be ratified and approved and rendered valid and the irregularity or defect therein waived by a writing signed by all parties having the right to vote thereat.  Such consent or approval, if given by stockholders, may be by proxy or power of attorney, but all such proxies and powers of attorney must be in writing.

ARTICLE 6

OFFICERS

SECTION 6.1.                  Officers.  The officers of the Corporation shall include the Chairman of the Board, the President, the Treasurer and the Secretary.  The officers of the Corporation may include a Chief Financial Officer or Chief Accounting Officer and such other officers and agents with such titles as the Board of Directors may prescribe, including, without limitation, one or more Vice Presidents of any class or designation, Assistant Vice Presidents, Assistant Secretaries and Assistant Treasurers.  All officers of the Corporation shall hold their offices for such terms and shall exercise such powers and perform such duties as prescribed by these Bylaws, the Board of Directors or President, as applicable.  Any two or more offices may be held by the same person.  The Chairman of the Board shall be elected from among the directors.  No officer need be a director or a stockholder of the Corporation.  The Board of Directors may delegate to any officer of the Corporation the power to appoint other officers and to prescribe their respective duties and powers.

SECTION 6.2.                  Election and Term of Office.  The President, Chairman of the Board, Treasurer and Secretary shall be elected only by, and shall serve only at the pleasure of, the Board of Directors.  All other officers of the Corporation may be appointed as the Board of Directors or the Chairman of the Board or President deem necessary and elect or appoint.  The officers of the Corporation shall be elected or ratified annually by the Board of Directors at its first regular meeting held after the annual meeting of stockholders or as soon thereafter as conveniently possible (or, in the case of those officers elected or appointed other than by the Board of Directors, ratified at the Board of Directors’ first regular meeting held following their election or appointment or as soon thereafter as conveniently possible).  Each officer shall hold office until his or her successor shall have been chosen and shall have qualified or until his or her death or the effective date of his or her resignation or removal, or until he or she shall cease to be a director in the case of the Chairman of the Board.

SECTION 6.3.                  Removal and Resignation.  Any officer or agent may be removed, either with or without cause, by the affirmative vote of a majority of the Board of Directors and, other than the Chairman of the Board, the Chief Financial Officer and the President, may also be removed, either with or without cause, by action of the Chairman of the Board or President whenever, in his, her or their judgment, as applicable, the best interests of the Corporation shall be served thereby, but such right of removal and any purported removal shall be without prejudice to the contractual rights, if any, of the person so removed.  Any executive officer or other officer or agent may resign at any time by giving written notice to the Corporation.  Any such resignation shall take effect at the date of the receipt of such notice or at any later time specified therein, and unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

SECTION 6.4.                  Vacancies.  Any vacancy occurring in any required office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors for the unexpired portion of the term.  Any vacancy in any other office may be filled as the Board of Directors, the Chairman of the Board or President deem necessary.

SECTION 6.5.                  Compensation.  The compensation of the President shall be determined by the Board of Directors or a designated committee thereof.  Compensation of all other officers of the Corporation shall be determined by the President in consultation with the Board of Directors or a designated committee thereof.  No officer who is also a director shall be prevented from receiving such compensation by reason of his or her also being a director.

SECTION 6.6.                  Chairman of the Board.  The Chairman of the Board (who may also be designated as Executive Chairman if serving as an employee of the Corporation), if such an officer be elected, shall preside at all meetings of the Board of Directors and of the stockholders of the Corporation. In the Chairman of the Board’s absence, such duties shall be attended to by any vice chairman of the Board of Directors, or if there is no vice chairman, or such vice chairman is absent, then by the President. The Chairman of the Board shall act as liaison between the Board of Directors and the executive officers of the Corporation and shall be responsible for general oversight of such executive officers.  The Chairman of the Board may also, but shall not be required to, hold the position of Chief Executive Officer of the Corporation, if so elected or appointed by the Board of Directors.  The Chairman of the Board shall formulate and submit to the Board of Directors matters of general policy for the Corporation and shall perform such other duties as usually appertain to the office or as may be prescribed by the Board of Directors.  He or she may sign with the President or any other officer of the Corporation thereunto authorized by the Board of Directors certificates for shares of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and any deeds or bonds, which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated or reserved by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed.

SECTION 6.7.                  President.  The President shall, subject to the oversight by and control of the Board of Directors and the Chairman of the Board, have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect.  The President may also, but shall not be required to, hold the position of Chief Executive Officer of the Corporation, if so elected or appointed by the Board of Directors.  The President shall keep the Board of Directors and the Chairman of the Board fully informed and shall consult them concerning the business of the Corporation.  Subject to the supervisory powers of the Board and the Chairman of the Board, the President may sign with the Chairman of the Board or any other officer of the Corporation thereunto authorized by the Board of Directors, certificates for shares of capital stock of the Corporation, the issuance of which shall have been authorized by resolution of the Board of Directors, and any deeds, bonds, mortgages, contracts, checks, notes, drafts or other instruments which the Board of Directors has authorized to be executed, except in cases where the signing and execution thereof has been expressly delegated by these Bylaws or by the Board of Directors to some other officer or agent of the Corporation, or shall be required by law to be otherwise executed. In general, he or she shall perform all other duties normally incident to the office of the President, except any duties expressly delegated to other persons by these Bylaws, the Board of Directors and such other duties as may be prescribed by the stockholders, Chairman of the Board or the Board of Directors from time to time.

SECTION 6.8. Chief Executive Officer.  The Chief Executive Officer, if any, shall, in general, perform such duties as usually pertain to the position of chief executive officer and such duties as may be prescribed by the Board of Directors.

SECTION 6.9. Treasurer.  The Treasurer shall (a) have charge and custody of and be responsible for all funds and securities of the Corporation; receive and give receipts for monies due and payable to the Corporation from any source whatsoever and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as shall be selected in accordance with the provisions of Section 7.3 of these Bylaws; (b) prepare, or cause to be prepared, for submission at each regular meeting of the Board of Directors, at each annual meeting of stockholders, and at such other times as may be required by the Board of Directors, the Chairman of the Board or the President, a statement of financial condition of the Corporation in such detail as may be required; and (c) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.  If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his or her duties in such sum and with such surety or sureties as the Board of Directors shall determine.

SECTION 6.10.  Secretary.  The Secretary shall (a) keep the minutes of the meetings of the stockholders, the Board of Directors and committees of directors; (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by law; (c) be custodian of the corporate records and of the seal of the Corporation, and see that the seal of the Corporation or a facsimile thereof is affixed to all certificates for shares prior to the issuance thereof and to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized in accordance with the provisions of these Bylaws; (d) keep or cause to be kept a register of the post office address of each stockholder which shall be furnished by such stockholder; (e) have general charge of other stock transfer books of the Corporation; and (f) in general, perform all duties normally incident to the office of the Secretary and such other duties as from time to time may be assigned to him or her by the Chairman of the Board, the President or the Board of Directors.

ARTICLE 7

CORPORATE INSTRUMENTS AND
VOTING OF SECURITIES OWNED BY THE CORPORATION

SECTION 7.1.                  Contracts, etc.  Subject to the provisions of Section 6.1 of these Bylaws, the Board of Directors may authorize any officer, officers, agent or agents to enter into and/or execute any and all agreements, deeds, bonds, mortgages, contracts and other obligations or instruments in the name of and on behalf of the Corporation, and such authority may be general or confined to specific instances.

SECTION 7.2.                  Checks, etc.  All checks, demands, drafts or other orders for the payment of money, and notes or other evidences of indebtedness issued in the name of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as shall be determined by the Board of Directors.

SECTION 7.3.                  Bank Accounts and Drafts.  In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he or she may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by such primary financial officer.

SECTION 7.4.                  Voting of Securities Owned by Corporation.  All stock and other securities of any other corporation owned or held by the Corporation for itself, or for other parties in any capacity, and all proxies with respect thereto shall be executed by the person authorized to do so by resolution of the Board of Directors or, in the absence of such authorization, by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President.

ARTICLE 8

SHARES OF STOCK

SECTION 8.1.                  Issuance.  Each stockholder of the Corporation shall be entitled to a certificate or certificates showing the number of shares of stock registered in his or her name on the books of the Corporation.  The certificates shall be in such form as may be determined by the Board of Directors, shall be issued in numerical order and shall be entered in the books of the Corporation as they are issued.  They shall exhibit the holder’s name and the number of shares and shall be signed by the Chairman of the Board and the President or such other officers as may from time to time be authorized by resolution of the Board of Directors.  Any or all the signatures on the certificate may be a facsimile.  In case any officer who has signed or whose facsimile signature has been placed upon any such certificate shall have ceased to be such officer before such certificate is issued, such certificate may nevertheless be issued by the Corporation with the same effect as if such officer had not ceased to be such officer at the date of its issue.  If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designation, preferences and relative participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class of stock; provided that except as otherwise provided by the DGCL, in lieu of the foregoing requirements there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, a statement that the Corporation will furnish to each stockholder who so requests the designations, preferences and relative participating, option or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and rights.  All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in the case of a lost, stolen, destroyed or mutilated certificate a new certificate (or uncertificated shares in lieu of a new certificate) may be issued therefor upon such terms and with such indemnity, if any, to the Corporation as the Board of Directors may prescribe. In addition to the above, all certificates (or uncertificated shares in lieu of a new certificate) evidencing shares of the Corporation’s stock or other securities issued by the Corporation shall contain such legend or legends as may from time to time be required by the DGCL.

SECTION 8.2.                  Lost Certificates.  The Board of Directors may direct that a new certificate or certificates (or uncertificated shares in lieu of a new certificate) be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates (or uncertificated shares in lieu of a new certificate), the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate or certificates, or his or her legal representative, to advertise the same in such manner as it shall require or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate or certificates alleged to have been lost, stolen or destroyed, or both.

SECTION 8.3.                  Transfers. In the case of shares of stock represented by a certificate, upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, it shall be the duty of the Corporation to issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books.  Transfers of shares shall be made only on the books of the Corporation by the registered holder thereof, or by his or her attorney thereunto authorized by power of attorney and filed with the Secretary and the Corporation’s transfer agent, if any.

SECTION 8.4.                  Registered Stockholders.  The Corporation shall be entitled to treat the holder of record of any share or shares of stock as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

SECTION 8.5.                  Uncertificated Shares.  The Board of Directors may approve the issuance of uncertificated shares of some or all of the shares of any or all of its classes or series of capital stock.

ARTICLE 9

DIVIDENDS

SECTION 9.1.                  Declaration.  Dividends upon the capital stock of the Corporation, subject to the provisions of the Certificate of Incorporation, if any, may be declared by the Board of Directors at any regular or special meeting, pursuant to law.  Dividends may be paid in cash, in property or in shares of capital stock, subject to the provisions of the Certificate of Incorporation.

SECTION 9.2.                  Reserve.  Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE 10

INDEMNIFICATION

The Corporation shall provide indemnification to the fullest extent provided for by law, as specified in the Certificate of Incorporation.

ARTICLE 11

MISCELLANEOUS

SECTION 11.1.  Books.  The books of the Corporation may be kept within or without the State of Delaware (subject to any provisions contained in the DGCL) at such place or places as may be designated from time to time by the Board of Directors.

SECTION 11.2.  Fiscal Year. The fiscal year of the Corporation shall be such fiscal year as may be designated by the Board of Directors.

SECTION 11.3.  Ratification.  Any transaction, questioned in any lawsuit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized.  Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE 12

AMENDMENTS

The stockholders of the Corporation may alter, amend, repeal or the remove any Bylaw only by the affirmative vote of sixty-six and two-thirds percent (66 2/3%) of the stockholders entitled to vote at a meeting of the stockholders, duly called; provided, however, that no such change to any Bylaw shall alter, modify, waive, abrogate or diminish the Corporation’s obligation to provide the indemnity called for by Article 10 of these Bylaws, the Certificate of Incorporation or applicable law.  Subject to the laws of the State of Delaware, the Board of Directors may, by majority vote of those present at any meeting at which a quorum is present, alter, amend or repeal these Bylaws, or enact such other Bylaws as in their judgment may be advisable for the regulation of the conduct of the affairs of the Corporation.

# # #